Exhibit 10.51

AMENDMENT NO. 1 TO NOTE

THIS AMENDMENT NO. 1 TO NOTE (this “Amendment”) is made and entered into effective June 30, 2012, by and between NORTHWEST FARM CREDIT SERVICES, PCA (“Lender”) and POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP (“Borrower”).

RECITALS

WHEREAS, Borrower and Lender entered into a Note dated May 30, 2012 (herein, as at any time amended, extended, restated, renewed, supplemented or modified, the "Note"), and certain related loan documents referenced as Loan No. 56548-811, (herein, as at any time amended, extended, restated, renewed, supplemented or modified, collectively the “Loan Documents”).

WHEREAS, Borrower and Lender desire to modify the Note for the purposes stated herein.

NOW THEREFORE, for good and valuable consideration, Borrower and Lender agree as follows:

1.           Except as expressly modified or changed herein, all terms and conditions of the Note and the other Loan Documents shall remain in full force and effect and shall not be changed hereunder.

2.           All terms not otherwise defined herein shall have the meaning given such term in the Note and the other Loan Documents.

3.           The definition of “Consolidated Interest Coverage Ratio” contained in Section 1 of the Note is hereby amended, in its entirety, by substitution of the following:

“Consolidated Interest Coverage Ratio” means, as of any date of determination for the prior four (4) Fiscal Quarters ending on such date, the ratio of (a) Consolidated EBITDDA, plus non-cash expenses for environmental remediation at Port Gamble, minus actual cash payments for environmental remediation at Port Gamble, minus Consolidated Capital Expenditures to (b) Consolidated Interest Expense.

4.           This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.  This Amendment shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Loan Documents.  Each of the Loan Documents, agreements and instruments creating, evidencing and securing the repayment of the above-referenced loan shall remain in effect and is valid, binding and enforceable according to its terms, except as modified by this Amendment.  Time is of the essence in the performance of the Note and the other Loan Documents.  This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender.

Amendment No. 1 to Note (CIF/Note No. 56548-811)

In Witness Whereof, the parties hereto have duly executed this Amendment to be effective as of the date first above written.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

LENDER:
NORTHWEST FARM CREDIT SERVICES, PCA

By:
Authorized Agent

BORROWER:
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
Thomas M. Ringo, Vice President and CFO

Amendment No. 1 to Note (CIF/Note No. 56548-811)

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